PROSPECTUS SUPPLEMENT	EXHIBIT 99.1
(To Prospectus dated August 15, 2007)	REGISTRATION NO. 333-36480

1,000,000,000 Depositary Receipts

Regional Bank HOLDRS (SM) Trust

This prospectus supplement supplements information contained in the prospectus dated August 15, 2007 relating to the sale of up to 1,000,000,000 depositary receipts by Regional Bank HOLDRS (SM) Trust.

The share amounts specified in the table in the “Highlights of Regional Bank HOLDRS” section of the base prospectus shall be replaced with the following:

Name of Company	Ticker	Share Amounts	Primary Trading Market
BB&T Corporation	BBT	10	NYSE
Comerica Incorporated	CMA	5	NYSE
Fifth Third Bancorp	FITB	13.5	NASDAQ
Bank of America	BAC	27.765	NYSE
JPMorgan Chase & Co.	JPM	43.56	NYSE
Key Corporation	KEY	13	NYSE
Marshall & Ilsley Corporation(1)	MI	6	NYSE
The Bank of New York Mellon Corporation	BK	14	NYSE
National City Corporation	NCC	18	NYSE
Northern Trust Corporation	NTRS	7	NASDAQ
Piper Jaffray Companies	PJC	0.5683	NYSE
Regions Financial Corporation	RF	9.5688	NYSE
State Street Corporation	STT	10	NYSE
SunTrust Banks, Inc.	STI	9	NYSE
Synovus Financial Corp.	SNV	8	NYSE
The PNC Financial Services Group, Inc.	PNC	9	NYSE
US Bancorp	USB	56.83	NYSE
Wachovia Corp.	WB	41	NYSE
Wells Fargo & Co.	WFC	48	NYSE

(1)

The merger/separation of Marshall & Ilsley Corporation (NYSE ticker “MI”) became effective November 1, 2007. As a result, effective November 2, 2007, (New) Marshall & Ilsley Corporation replaced Marshall & Ilsley Corporation as an underlying security of the Regional Bank HOLDRS Trust. For the 6 shares of Marshall & Ilsley Corporation per 100 share round lot of Regional Bank HOLDRS, The Bank of New York will receive 2 shares of (New) Metavante Technologies, Inc. and 6 shares of (New) Marshall & Ilsley Corporation. Creations and cancellations of Regional Bank HOLDRS will require 2 shares of (New) Metavante Technologies, Inc. and 6 shares of (New) Marshall & Ilsley Corporation.

The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

The date of this prospectus supplement is September 30, 2007.